Exhibit 23.2

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                          [Letterhead of Dixon Hughes]

                          Independent Auditors' Consent



To the Board of Directors
Great Pee Dee Bancorp, Inc.


We consent to the use of our report incorporated by reference herein.

/s/ Dixon Hughes PLLC

Asheville, North Carolina
October 28, 2004